AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 2009

INVESTMENT COMPANY ACT FILE NO. 811-21527

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 5 ☒

THE ENDOWMENT MASTER FUND, L.P.

(Exact name of Registrant as specified in charter)

4265 San Felipe

Suite 800

Houston, Texas 77027

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (713) 993-4675

A. Haag Sherman

The Endowment Master Fund, L.P.

4265 San Felipe

Suite 800

Houston, Texas 77027

(Name and address of agent for service)

PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

George J. Zornada

K & L Gates LLP

One Lincoln Street

Boston, Massachusetts 02111

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act and the regulations thereunder. Investments in the Registrant’s securities may be made only by U.S. and foreign investment companies or other investment vehicles that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

THE ENDOWMENT MASTER FUND, L.P.

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS
1.	Outside Front Cover	Not Applicable

2.	Inside Front and Outside Back Cover Page	Inside Front and Outside Back Cover Page

3.	Fee Table and Synopsis	Fee Table and Synopsis

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Not Applicable

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Not Applicable

8.	General Description of the Registrant	General Description of the Registrant

9.	Management	Management

10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities

11.	Defaults and Arrears on Senior Securities	Defaults and Arrears on Senior Securities

12.	Legal Proceedings	Legal Proceedings

13.	Table of Contents of the Statement of Additional Information (“SAI”)	Table of Contents of the Statement of Additional Information (“SAI”)

14.	Cover Page of SAI	Cover Page of SAI

15.	Table of Contents of SAI	Table of Contents of SAI

16.	General Information and History	General Information and History

17.	Investment Objective and Policies	Investment Objective and Policies

18.	Management	Management

19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities

20.	Investment Advisory and Other Services	Investment Advisory and Other Services

21.	Portfolio Managers	Portfolio Managers

22.	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices

23.	Tax Status	Tax Status

24.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Amendment No. 6 to the Registration Statement on Form N-2 (File No. 811-21528) and Amendment No. 4 to the Registration Statement on Form N-2 (File No. 811-21730) (each, a “Feeder Fund’s Registration Statement on Form N-2”) of, respectively, The Endowment Registered Fund, L.P. and The Endowment TEI Fund, L.P. (the “Feeder Funds”), as filed with the Securities and Exchange Commission (the “SEC”).

ITEM 3.	FEE TABLE.

The following table illustrates the approximate expenses and fees that you will pay if you buy and hold Interests in The Endowment Master Fund, L.P. (“Master Fund”). The information below and specifically the Acquired Fund Fees and Expenses (as described below in footnote 2) are a required disclosure for investment companies that are registered under the 1940 Act. Since the Master Fund is registered under such act, it is required to provide these disclosures. Unregistered funds that may resemble the Master Fund in that they invest in underlying funds will also incur expenses from the underlying funds in which they invest. However, unlike the Master Fund, these unregistered funds of funds are not required to disclose Acquired Fund Fees and Expense information to investors because they are not registered under the Investment Company Act.

Annual Expenses (as a percentage of average net assets of the Master Fund):

Management Fee	1.00%
Other Expenses (1)	0.54%
TOTAL ANNUAL FUND OPERATING EXPENSES
Acquired Fund Fees and Expenses (2)	5.65%

Total Annual Expenses (3)	7.19%

(1)

Other Expenses are estimated based on the Master Fund’s expenses during the year ended December 31, 2008 and include but are not limited to administration fees, custodial fees, professional fees, interest expense, offshore withholding tax and other operating expenses. Certain administrative and other expenses applicable to feeder funds that invest in the Master Fund, including those of the Feeder Funds, are applied at the feeder fund level rather than at the Master Fund level.

(2)

The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees of the underlying investment funds (“Investment Funds”) in which the Master Fund invests. The costs incurred at the Investment Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. In addition the Investment Funds also incur trading expenses, which may include interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the investment managers of the Investment Funds (“Investment Managers”) in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 5.65% representing costs incurred at the underlying Investment Fund level, such costs consists of approximately 1.40% in management fees, approximately 3.48% in other expenses (trading, etc.) and approximately 0.77% in incentive fee allocations.

The Acquired Fund Fees and Expenses were calculated in good faith by the Adviser. There are several components that go into the calculation and for some Investment Funds, complete, updated information was not available. Generally the calculation is based on responses received from the underlying Investment Funds, the most recent shareholder reports, the most recent investor communication (which in some cases may be the Investment Funds offering documents) or other materials/communications with/from the underlying Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Investment Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses. Generally, fees payable to Investment Managers of the Investment Funds will range from 1% to 2.5% (annualized) of the average NAV of the Master Fund’s investment in such Investment Funds. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 15% to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The expenses charged by the underlying Investment Funds are not paid to the Fund or the Adviser and represent the costs incurred to invest in the Investment Funds.

(3)

The “Total Annual Expenses” of the Master Fund disclosed above differ from the ratio of expenses to average net assets (Master Fund expense ratio) included in the Financial Highlights section of the financial statements in the Master Fund’s 2008 annual report. The financial statements in the shareholders report depict the Master Fund’s direct expenses, but do not include in expenses the Acquired Fund Fees and Expenses that represent costs incurred at the underlying Investment Fund level, as required to be disclosed in the above table. As reported in the Financial Highlights section of the Master Fund’s 2008 annual report, the Master Fund’s annual expenses to average partners’ capital for the year ended December 31, 2008 was 1.54%.

The purpose of the table below is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see the sections entitled “Summary of Fund Expenses” and “Fund Expenses” in the Feeder Funds’ private placement memorandum (“Memorandum”) included in the Feeder Funds’ Registration Statement on Form N-2. The example is based on the fees and expenses as set forth in the table above, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the Master Fund.

Example

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment in the Master Fund, assuming a 5% annual return:	$75	$221	$359	$674

Had the Acquired Fund Fees and Expenses resulting from the underlying Investment Funds not been included in the example above, such that only the direct expenses incurred at the Master Fund level were included, the estimated fees and expenses for the 1, 3, 5 and 10 year periods would have been as follows:

Example

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment in the Master Fund, assuming a 5% annual return:	$16	$50	$87	$189

ITEM 8.	GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund was established as an exempt limited partnership under the laws of the Cayman Islands, under the name “The Endowment Fund, L.P.” On March 7, 2003, the Master Fund converted to a limited partnership under the laws of the State of Delaware and on March 24, 2003, changed its name to “The Endowment Master Fund, L.P.” On November 27, 2007, the Master Fund adopted its Third Amended and Restated Limited Partnership Agreement.

Interests in the Master Fund are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under the Securities Act. Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles that persons who are both “accredited investors,” as defined in Regulation D under the Securities Act, and “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Registrant may decline to accept any investment in its discretion. This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled “Investment Objective,” “Investment Strategies,” “Additional Investment Policies,” “General Risks,” “Special Risks of the Fund of Funds Structure” and “Investment Related Risks” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 9.	MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled “Management of the Funds,” “Administration” and “Custodian” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2. The following list identifies the specific sections of the Memorandum under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

ITEM 9.1	(a) “Management of the Funds - The Board of Directors”

ITEM 9.1	(b) “Management of the Funds - The Adviser”

ITEM 9.1	(c) “Management of the Funds - Directors, Officers and Portfolio Management”

ITEM 9.1	(d) “Administration”

ITEM 9.1	(e) “Custodian”

ITEM 9.1	(f) The Master Fund will bear all of the expenses of its own operations, including, but not limited to, the advisory fee for the Master Fund payable to Endowment Advisers, L.P. (the “Adviser”), the Master Fund’s investment adviser, administration fees to Citi Fund Services Ohio, Inc., the Master Fund’s administrator, and accounting, brokerage, custody, transfer, registration, interest, legal, accounting, audit, tax preparation, investment banking, research, indemnification, tax and other operational expenses, finder’s fees, broker-dealer expenses and extraordinary expenses.

ITEM 9.1	(g) Information on the brokerage commissions of the Master Fund is incorporated by reference from the section entitled “Portfolio Transactions” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 9.2.	NON-RESIDENT MANAGERS

Not applicable.

ITEM 9.3	CONTROL PERSONS

See response to item 19 below. To the extent that any investor is the beneficial owner of more than 25% of the outstanding limited partnership interests (by value) of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act.

ITEM 10.	CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1.	CAPITAL STOCK

The Master Fund is organized as a limited partnership under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes. An investor in the Master Fund (a “Partner”) will be a limited partner in the Master Fund and his or her rights in the Master Fund will be established and governed by the Third Amended and Restated Limited Partnership Agreement of the Master Fund, dated as of November 27, 2007 (as amended from time to time, the “Partnership Agreement”). A Partner and its advisers should carefully review the Partnership Agreement, as each Partner will agree to be bound by its terms and conditions. The following is a summary description of certain provisions of the Partnership Agreement. The description of such provisions is not definitive and is qualified in its entirety by reference to the Partnership Agreement. Reference should be made to the complete text of the Partnership Agreement.

The security purchased by a Partner is a limited partnership interest (an “Interest”) in the Master Fund. All Interests shall be fully paid and nonassessable. Partners shall have no preemptive or other rights to subscribe for any additional Interests.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Master Fund (“General Partner”). The General Partner has initially appointed a board of directors (“Board”) and, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Master Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Master Fund’s business. In no event shall any Partner, in his or her capacity as such, have any role in the management of the Master Fund’s affairs. The Partners shall have power to vote only: (i) for the election of directors; (ii) with respect to any amendment of the Partnership Agreement, to the extent and as provided therein; and (iii) with respect to such additional matters relating to the Master Fund as may be required by the Partnership Agreement, applicable law or any registration of the Master Fund with the SEC or any state, or as the Board may consider necessary or desirable. With respect to any matter, the Partners shall vote in proportion to their capital account balances as of the record date applicable to the consideration of such matter. There shall be no cumulative voting in the election of directors. The Partners may vote in person or by proxy. Unless the Board in its sole discretion determines otherwise, only matters set forth in the notice of a meeting may be voted on by Partners at a meeting. From time to time, the Board may seek to obtain voting instructions from Partners, in which case the Board will establish such procedures and protocols as it deems to be appropriate under the circumstances.

The Partnership Agreement provides that on any matter submitted to a vote of all Partners, all Partners entitled to vote shall vote together. There normally will be no meetings of Partners for the purpose of electing members of the Board except that, in accordance with the 1940 Act: (i) the Master Fund will hold a Partners’ meeting for the election of members of the Board at such time as less than a majority of the members of the Board holding office have been elected by Partners of the Master Fund; and (ii) if, as a result of filling a vacancy on the Board, less than two-thirds of the members of the Board holding office will have been elected by the Partners, that vacancy may be filled only by a vote of the Partners.

The Board (or its designated agent) may admit Partners to the Master Fund from time to time upon the execution by a prospective investor of an appropriate signature page to the Partnership Agreement or upon the completion and execution, and the acceptance of the same by the Board (or its designated agent), of a subscription agreement in a form established by the Fund from time to time. The Board (or its designated agent) has the right to refuse to accept investments in the Master Fund for any or no reason. Interests will be issued only in a transaction or transactions not requiring registration under the Securities Act.

The Master Fund may be dissolved (i) by written determination of the Board to dissolve the Master Fund; (ii) upon the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act, 6 De1.C. Section 18-101, et seq. (as amended from time to time, the “Delaware Act”); or (iii) upon the withdrawal of the General Partner, unless (a) at such time there remains at least one general partner who elects to continue the business of the Master Fund, (b) the Board, by majority vote, elects to continue the business of the Master Fund and appoints, effective as of the date of the withdrawal of The Endowment Fund GP, L.P. as General Partner, one or more additional general partners, or (c) within 90 days after the withdrawal, Partners whose capital account balances represent in the aggregate at least a majority of the total balance of all capital accounts entitled to vote, elect to continue the business of the Master Fund and appoint, effective as of the date of the General Partner’s withdrawal, one or more additional general partners.

Any Partner may, in connection with the dissolution and liquidation of such Partner, tender to the Master Fund for redemption all of such Partner’s Interest. In the event of such a tender for redemption, the Master Fund, subject always to the terms of the Partnership Agreement and the Master Fund’s ability to liquidate sufficient Master Fund investments in an orderly fashion determined by the Board to be fair and reasonable to the Master Fund and all of the Partners, shall pay to such redeeming Partner within 90 days the proceeds of such redemption, provided that such proceeds may be paid in cash, by means of in-kind distribution of Master Fund investments, or as a combination of cash and in-kind distribution of Master Fund investments.

The Board may, without the vote of the Partners, (i) cause the Master Fund to convert to a corporation, statutory trust or association, a real estate investment trust, a common-law trust, a general partnership (including a limited liability partnership) or a limited liability company, organized, formed or created under the laws of the State of Delaware, as permitted pursuant to Section 17-219 of the Delaware Act and (ii) in connection with any such conversion, cause any outstanding Interests to be exchanged or converted into securities of or interests in the business form into which the Master Fund is converted under or pursuant to any state or federal statute to the extent permitted by law.

No Partner (or other person holding an Interest or a portion of an Interest acquired from a Partner) will have the right to require the Master Fund to redeem its Interest or any portion thereof. No public market exists for the Interests, and none is expected to develop. Consequently, Partners may not be able to liquidate their investment other than as a result of repurchases of Interests by the Master Fund, as described below.

The Board, from time to time and in its sole discretion, may determine to cause the Master Fund to offer to repurchase Interests from Partners, including the Adviser and/or the General Partner, pursuant to written tenders by Partners. The Adviser anticipates that it will recommend to the Board to cause the Master Fund to conduct repurchase offers on a quarterly basis in order to permit the Fund to conduct repurchase offers for Interests. However, there are no assurances that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will make repurchase offers, if any, to all Partners, on the same terms, which may affect the size of the Master Fund’s repurchase offers. A Partner may determine, however, not to participate in a particular repurchase offer or may determine to participate to a limited degree, which will affect the liquidity of the investment of any investor in the Partner.

ITEM 10.2.	LONG-TERM DEBT.

Not applicable.

ITEM 10.3.	GENERAL.

Not applicable.

ITEM 10.4.	TAXES.

Information on the taxation of the Master Fund is incorporated by reference from the section entitled “Certain Tax Considerations” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 10.5.	OUTSTANDING SECURITIES.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Own Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3), as of May 31, 2009
Limited Partnership Interests	Unlimited	N/A	$4,953,097,793

ITEM 10.6.	SECURITIES RATINGS.

Not applicable.

ITEM 11.	DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.	LEGAL PROCEEDINGS.

Not Applicable.

ITEM 13.	TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION (“SAI”).

Not applicable.

ITEM 14.	COVER PAGE OF SAI.

Not applicable.

ITEM 15.	TABLE OF CONTENTS.

Not applicable.

ITEM 16.	GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17.	INVESTMENT OBJECTIVES AND POLICIES.

Information in response to this item is incorporated by reference from the sections entitled “Investment Objective and Strategies” and “Management of the Funds” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 18.	MANAGEMENT.

Information in response to this item is incorporated by reference from the sections entitled “Management of the Funds” and “Codes of Ethics” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 19.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

The Feeder Funds intend to invest substantially all of their investable assets in the Master Fund and may become a 5% holder of the Master Fund’s Interests. As of May 31, 2009, the directors and officers of the Master Fund collectively owned less than one percent of the Master Fund’s Interests by value. As of May 31, 2009, the following Partners owned 5% or more of the Master Fund’s outstanding Interests by value:

Name	Address	Percentage of Ownership
The Endowment Registered Fund, L.P.	(1)	47.08	%(2)
The Endowment TEI Fund, L.P.	(1)	35.41	%(3)
The Endowment (Domestic QP) Fund, L.P.	(1)	6.59	%(2)

(1)	Same as for Master Fund.

(2)	Record owner. Invests substantially all of its investable assets in the Master Fund.

(3)	Invests substantially all of its investable assets in The Endowment Offshore TEI Fund, Ltd., which in turn invests substantially all of its assets in the Master Fund.

To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act.

ITEM 20.	INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment advisory and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled “Management of the Funds,” “Investment Management Fee,” “Fund Expenses,” “Administration,” “Custodian” and “Accountants and Legal Counsel” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 21.	PORTFOLIO MANAGERS.

Information about the Master Fund’s portfolio managers is incorporated by reference from the section entitled “Portfolio Management Compensation” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 22.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section entitled “Portfolio Transactions” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 23.	TAX STATUS.

Information on the tax status of the Master Fund is incorporated by reference from the section entitled “Certain Tax Considerations” in the Memorandum included in the Feeder Funds’ Registration Statement on Form N-2.

ITEM 24.	FINANCIAL STATEMENTS.

The Master Fund’s audited financial statements for the fiscal year ended December 31, 2008 are incorporated herein by reference to the Master Fund’s annual report dated December 31, 2008 as filed on Form N-CSR (File No. 811-21527). The Master Fund will furnish, without charge, a copy of the December 31, 2008 annual report to each person to which this document is given, and will furnish, without charge, a copy of such annual report upon request to The Endowment Master Fund, L.P., 4625 San Felipe, Suite 800, Houston, TX 77027, (713) 993-4698.

PART C:

OTHER INFORMATION

The Endowment Master Fund, L.P. (the “Master Fund”)

ITEM 25.	FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

Included in Part A: None

Included in Part B: The following financial statements are incorporated by reference into Part B of this Registration Statement:

(i)	Statement of Assets, Liabilities, and Partners’ Capital dated December 31, 2008;

(ii)	Schedule of Investments, dated December 31, 2008;

(iii)	Statement of Operations, dated December 31, 2008;

(iv)	Statement of Changes in Partners’ Capital, dated December 31, 2008;

(v)	Statement of Cash Flows, dated December 31, 2008; and

(vi)	Notes to Financial Statements, dated December 31, 2008

(2)	Exhibits

(a)(1)	Third Amended and Restated Limited Partnership Agreement of the Master Fund (4)

(a)(2)	Certificate of Limited Partnership Domestication of the Master Fund (1)

(a)(3)	Certificate of Limited Partnership of the Master Fund (1)

(a)(4)	Certificate of Correction to Certificate of Limited Partnership (1)

(b)	Not applicable

(c)	Not applicable

(d)	Refer to Exhibit (a)(1)

(e)	Not applicable

(f)	Not applicable

(g)(1)	Form of Investment Management Agreement between the Master Fund, The Endowment Registered Fund, L.P. and Endowment Advisers, L. P. (1)

(h)	Not applicable

(i)	Not applicable

(j)(1)	Form of Custodian Agreement between the Master Fund and Custodial Trust Company (2)

(j)(2)	Custodian Agreement between the Master Fund and JP Morgan. (filed herewith)

(k)(1)	Amended and Restated Administration Agreement between the Master Fund, The Endowment Registered Fund, L.P., The Endowment TEI Fund, L.P. and Citi Fund Services Ohio, Inc. (filed herewith)

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)	Not applicable

(q)	Not applicable

(r)(1)	Form of Rule 17j-1 Code of Ethics of the Master Fund and its Placement Agent (3)

(r)(2)	Rule 17j-1 Code of Ethics of Salient Capital, L.P. (5)

(r)(3)	Form of Rule 17j-1 Code of Ethics of Endowment Advisers, L.P. (3)

(1)	Filed as an exhibit to the Master Fund’s Form N-2 registration statement dated and filed with the SEC on March 10, 2004.

(2)	Filed as an exhibit to Amendment No. 1 to the Master Fund’s Form N-2 registration statement dated and filed with the SEC on May 10, 2004.

(3)	Filed as an exhibit to the Master Fund’s certified shareholder report dated and filed with the SEC on March 5, 2009.

(4)	Filed as an exhibit to the Master Fund’s N-2 registration statement dated and filed with the SEC on July 23, 2008.

(5)	Filed as an exhibit to The Endowment Registered Fund, L.P.’s registration statement on Form N-2 dated and filed with the SEC on August 4, 2009.

ITEM 26.	MARKETING ARRANGEMENTS

Not applicable.

ITEM 27.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION OF SECURITIES BEING REGISTERED

Not Applicable.

ITEM 28.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The Endowment TEI Fund, L.P. and The Endowment Registered Fund, L.P. may be considered to be under common control with Registrant.

ITEM 29.	NUMBER OF HOLDERS OF SECURITIES

Record holders of limited partnership interests: 7 as of May 31, 2009

ITEM 30.	INDEMNIFICATION

Section 3.10 of the Third Amended and Restated Limited Partnership Agreement states as follows:

(a)

To the fullest extent permitted by law, the Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of the Partnership, or the past or present performance of services to the

Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10.

(b)	Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) the Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c)	As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of the Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Partnership and that the indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Partnership or its Partners to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d)

Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of the Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

(e)	An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of the Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)	The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person.

(g)	The General Partner may enter into agreements indemnifying Persons providing services to the Partnership to the same, lesser or greater extent as set out in this Section 3.10.

Section 14 of the form of Investment Management Agreement between the Master Fund, The Endowment Registered Fund, L.P. and Endowment Advisers, L.P. states as follows:

(a) Each Fund will indemnify the Adviser and any Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund’s Directors who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund’s Board, further provided that such counsel’s determination be written and provided to the Board. A Fund shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from a Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b) Notwithstanding any of the foregoing, the provisions of this section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information as to the directors and officers of the Endowment Advisers, L.P., the Master Fund’s investment adviser (“Adviser”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is incorporated herein by reference to the Memorandum filed as part of the Feeder Funds’ Registration Statement on Form N-2 (File No. 811-21528).

ITEM 32.	LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Master Fund, (2) the Master Fund’s Investment Adviser and Servicing Agent, (3) the Master Fund’s Custodian, and (4) the Master Fund’s Independent Administrator. The address of each is as follows:

1.	The Endowment Master Fund, L.P.

4265 San Felipe, Suite 800

Houston, TX 77024

2.	Endowment Advisers, L.P.

4265 San Felipe, Suite 800

Houston, TX 77024

3.	JPMorgan Chase & Co

One American Lane

Greenwich, CT 06831

4.	Citi Fund Services Ohio, Inc.

3435 Stelzer Road

Columbus, Ohio 43219

ITEM 33.	MANAGEMENT SERVICES

Not applicable.

ITEM 34.	UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston in the State of Texas on the 4th day of September 2009.

THE ENDOWMENT MASTER FUND, L.P.

By:	/s/ A. Haag Sherman
Name:	A. Haag Sherman
Title:	Director and Co-Principal Executive Officer

THE ENDOWMENT TEI FUND, L.P.

EXHIBIT INDEX

EXHIBIT NUMBER

(j)(2)	Custodian Agreement between the Master Fund and JP Morgan

(k)(1)	Amended and Restated Administration Agreement between the Master Fund, The Endowment Registered Fund, L.P., The Endowment TEI Fund, L.P. and Citi Fund Services Ohio, Inc.